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                                  EXHIBIT 16.1
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Winter, Scheifley & Associates, P.C.
Certified Public Accountants
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May 20, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:  Level Best Golf, Inc.

Dear Sir/Madam:

Pursuant to the request of the above-named company, we affirm that:

(1) We have read the company's response to Item 4 of Form 8-K dated May 20, 1997; and

(2)  We agree with the response.


Sincerely,



/s/ Winter, Scheifley & Associates, P.C.
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Winter, Scheifley & Associates, P.C.









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